Exhibit 4.2

Shareholder
Certificate No.	Reference	Transfer No.	Date	Number of Shares

CANX	CANX	of 25p each

(Incorporated under the Companies Acts 1862 to 1893)

(Registered in England and Wales No. 53723)

Ordinary shares of 25p each

This is to Certify

that the undermentioned is/are the Registered Holder(s) of Ordinary Shares of Twenty-Five Pence

each fully paid in PEARSON plc, subject to the Articles of Association of the Company.

Name(s) of Holder(s)	Given under the Common Seal of the Company.

CANX

Number of Shares of 25p each

This certificate should be kept in a safe place. It will be needed when you sell or transfer the shares.

The registrar’s address is: Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom.

Telephone 0371 384 2043* (from the UK) or +44 (0) 121 415 7062 (from outside the UK)

and the relevant reference for correspondence is No. 0383.

There is a range of shareholder information online.

You can check your holding and find practical help on transferring shares or updating your details at www.shareview.co.uk

*Lines are open 8.30am to 5.30pm (UK time) Monday to Friday (except public holidays in England and Wales).

Calls from outside the UK will be charged at international rates.

Please note that calls may be monitored or recorded.

394182

BANK DETAILS FOR DIVIDEND PAYMENTS - PLEASE COMPLETE THE FORM BELOW IN CAPITAL LETTERS AND IN BLACK INK

This form is only to be used by private shareholders. If you are a Corporate body or another type of shareholder, please contact the Registrar.

Company Name		Shareholder Reference
Pearson pic	0383

Bank Account Name

Sort code	–	–	Account Number

Building Society
Reference or Roll
Number (If applicable)

Please forward until further notice, all dividends or interest that may from time to time become payable to me/us in respect of any shares held in Pearson pic to the above nominated bank or building society, or to such other branch of the organisation as the bank or building society may from time to time request. Compliance with this request will discharge Pearson pic of any further liability in respect of such dividends or other monies.

All the Registered Holders (or, where applicable,
executors or administrators)
MUSTsign.
Please mark this box if signing on behalf of the
shareholders under Power of
Attorney or other authority.

Please detach this form and return it to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom.